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                                                                   EXHIBIT 10.10


               SECOND AMENDMENT TO DEVELOPMENT AND LOAN AGREEMENT
                                    BETWEEN
                  THE DRY CREEK RANCHERIA BAND OF POMO INDIANS
                                      AND
                              DRY CREEK CASINO, LLC




         This Second Amendment to the Development and Loan Agreement ("Second Amendment") is made and entered into this 19th day of February, 2003, by and between the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian tribe (the "Tribe"), and Dry Creek Casino, LLC, a Texas limited liability company ("Developer," and together with the Tribe, the "Parties"). Each capitalized term used in this Second Amendment and not otherwise defined herein shall have the meaning ascribed to it in the Development and Loan Agreement between the Parties dated August 26, 2001 (the "Agreement"), as amended by the Amendment to Development and Loan Agreement dated April 29, 2002 (the "First Amendment").

         WHEREAS, the Parties executed the Agreement on August 26, 2001;

         WHEREAS, subsequent to the execution of the Agreement, the Parties determined that the Agreement should be revised to reflect changed circumstances and executed the First Amendment dated April 29, 2002;

         WHEREAS, pursuant to the Agreement and the First Amendment, Developer has committed to loan the Tribe Fifteen Million and no/00 Dollars
($15,000,000.00) to assist in the development and construction of a temporary casino facility;

         WHEREAS, Developer wishes to loan the Tribe an additional Eight Million and no/00 Dollars ($8,000,000.00) for the completion of the temporary casino facility in consideration for the Tribe's agreement to amend the definition of "Final Completion Date" in the First Amendment and for other valuable consideration;

         WHEREAS, as further consideration for the Tribe's agreement to amend the aforementioned defined term, Developer has agreed to waive that portion of the Credit Enhancement Fee (as that term is defined in the Agreement) that the Tribe is obligated to pay to Developer pursuant to Section 2.6.1 of the Agreement during the period of time between the Commencement Date and the Final Completion Date;

         WHEREAS, the Tribe has changed the name of the temporary gaming facility from "Dry Creek Ridge Casino" to "River Rock Casino;"

         WHEREAS, the National Indian Gaming Commission ("NIGC") has expressed concerns that the right of first refusal provision in Subsection 3.3(b) of the Agreement may be indicia of control by Developer over the Tribe's gaming activities; and



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         WHEREAS, the Parties desire to comply with all applicable NIGC regulatory requirements and processes.

         NOW THEREFORE, the Parties hereby agree to the following amendments to the Agreement, as amended by the First Amendment:

         (1) The definition of "Project" in Article I of the Agreement, and all references to the Dry Creek Ridge Casino appearing elsewhere in the Agreement, shall be amended to change the name of the temporary gaming facility from "Dry Creek Ridge Casino" to "River Rock Casino."

         (2) The definition of "Final Completion Date" in the Agreement as amended by Section 2(b) of the First Amendment shall be deleted and replaced with the following:

         "Final Completion Date" means June 1, 2003.


         (3) Section 2.1 of the Agreement is amended by adding the following sentence immediately before the final sentence of Section 2.1:

         "For purposes of this Agreement, Development Advances shall also be deemed to include all such amounts incurred and paid by Developer in connection with Sonoma Falls Developer, LLC, Sonoma Falls Manager, LLC, and Sonoma Falls Lender, LLC v. Nevada Gold & Casinos, Inc., the Dry Creek Casino, LLC, Gene Keluche, Wintun Lodge, LLC, James Doolan, Pathways Consulting, Jenkins Entertainment Group, LLC, and Does 1-10 inclusive, (San Francisco Super. Ct. No. CGC-03-416610)."

         (4) The phrase "Fifteen Million and No/00 Dollars ($15,000,000)" in
Section 2.2 of the Agreement as amended by the First Amendment shall be deleted and replaced with the phrase "Twenty Three Million and No/00 Dollars ($23,000,000)."

         (5) Subsection 2.6.1 shall be deleted and replaced with the following
Section 2.6.1:

         2.6.1 In addition to all other payments paid to the Developer under the Financing Documents, Tribe shall pay to Developer from Available Cash Flow the Credit Enhancement Fee. Payment to Developer of the Credit Enhancement Fee is in consideration of Developer providing the Credit Enhancer and all other services under this Agreement, and shall be paid to Developer during the entire Credit Enhancement Term, unless Tribe exercises the Buy-Out Option. The Credit Enhancement Fee is considered due and payable on the 15th day of each month of the Credit Enhancement Term.

         (6) Subsection 3.3(b) of the Agreement shall be deleted.


         (7) The phrase "Subject to the preceding subparagraph," shall be deleted and the remainder of Subsection 3.3(c) of the Agreement shall be renumbered as Subsection 3.3(b).


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         (8) The Developer waives its right under Section 4.5 of the Agreement to seek immediate payment from the Tribe for costs incurred and paid by Developer in connection with Sonoma Falls Developer, LLC, Sonoma Falls Manager, LLC, and Sonoma Falls Lender, LLC v. Nevada Gold & Casinos, Inc., the Dry Creek Casino, LLC, Gene Keluche, Wintun Lodge, LLC, James Doolan, Pathways Consulting, Jenkins Entertainment Group, LLC and Does 1-10 inclusive, (San Francisco Super. Ct. No. CGC-03-416610).

         (9) Miscellaneous

         (a) Authority. The Tribe represents and warrants that it has taken all action required by the Tribe's laws, its Articles of Association and the laws of the United States and all other applicable laws to authorize the execution, delivery and performance of this Second Amendment.

         (b) Agreement and First Amendment Otherwise Not Affected. Except as expressly amended hereto, the Agreement and the First Amendment shall remain unchanged, and in full force and effect (including, without limitation, Sections,5.3 and 5.4 of the Agreement, which is applicable to this Second Amendment) and is hereby ratified and confirmed in all respects.

         (c) Reference Within the Agreement. Each reference in the Agreement to "this Agreement" and the words "hereof," "herein," "hereunder," or other words of like import, shall mean and be a reference to the Agreement as amended by the First and Second Amendments. For the avoidance of doubt, this shall include, without limitation, Sections 5.3 and 5.4 of the Agreement.

         (d) Complete Agreement, Amendments. This Second Amendment together with the Agreement and the First Amendment and any attachments thereto (including the schedules, exhibits and annexes hereto and thereto), and the documents delivered pursuant to the Agreement and First and Second Amendments constitute the entire agreement and understanding among the parties and supersede any prior written agreement and understanding relating to the subject matter thereto. This Second Amendment may not be modified, amended or otherwise altered except in accordance with the terms of the Agreement.

         (e) Reformation and Severability. In case any provision of this Second Amendment shall be invalid, illegal, unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such revision shall be severed from this Amendment and in either case the validity, legality, and enforceability of the remaining provisions of this Amendment shall not be in any way affected or impaired hereby.

         (f) Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


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         (g) Additional Representations and Warranties.

             (i) Both Parties represent and warrant that neither party has made any representations to the other party concerning the matters addressed in the Agreement, the First Amendment and this Second Amendment, except as expressly set forth in such documents.

             (ii) Both Parties represent and warrant that neither party has relied upon any statements not expressly set forth in the Agreement and the First and Second Amendment, in entering into this Second Amendment.

             (iii) Both Parties represent and warrant that they have entered into this Second Amendment on their own free will, without compulsion or duress, and after consultation with their legal counsel.



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         IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of this ___ day of February, 2003, effective as of the date first written above.

      THE DRY CREEK RANCHERIA BAND
      OF POMO INDIANS, a federally-recognized
      Indian tribe


           By: /s/ Elizabeth Elgin DeRouen
              -----------------------------
              Elizabeth Elgin DeRouen
              Chairperson

DRY CREEK CASINO, LLC, a Texas limited
liability company



           By:  /s/ H. Thomas Winn
              --------------------------
               H. Thomas Winn
               Manager








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